SUB-LEASE AGREEMENT

Made this 1st day of September, 2004

BETWEEN:

9090-9417 QUEBEC INC., a body corporate, incorporated under the laws of the Province of Quebec, having an office in the City of Montreal, in the Province of Quebec.

(Hereinafter referred to as the “Sub landlord”)
OF THE FIRST PART

AND

ENVIRO-TECH INC, a body corporate, having an office in the City of Montreal, in the Province of Quebec.

(Hereinafter referred to as the Subtenant”)
OF THE SECOND PART

WHEREAS by Indenture of Sublease dated December 1st, 2004, hereinafter collectively referred to as the “Sublease”), Assante Advisory Services Ltd. (hereinafter referred to as the “Sub landlord”), leased to 9090-9417 Quebec Inc. as Subtenant, certain premises (hereinafter referred to as the “premises”), described as 1 Place Ville Marie Suite 2818, Montreal, Quebec, for a term ending on the 30th day of September, 2008.

AND WHEREAS the parties hereto have agreed to enter into this Sublease on the terms and conditions hereinafter set forth:

WITNESSETH in consideration of the rents, covenants, and agreements hereinafter observed and contained on the part of the Subtenant to be paid, observed and performed, the Sublandlord does sublease the Subleased Premises, on the terms and conditions hereinafter set forth;

1.         SUBLEASED PREMISES

The premises to be subleased shall consist of a rentable area of One Hundred and Sixty (160) square feet more detailed as one office with complete furniture.

2.

TERM

The term of the Sublease (hereinafter referred to as the “Term” shall be for a period of twenty four (24) months. The Term shall commence on December 1, 2004 and expiring on November 30, 2006. This Sublease shall not be automatically renewed

3.

GROSS RENT

Gross Rent (hereinafter referred to as “Gross Rent”) for the Subleased Premises for the twenty four month term of the sublease shall be Eighteen Thousand ($18,000.00) Dollars, annually, and shall be payable in equal monthly installments of One Thousand Five Hundred ($1,500.00) Dollars.

4.

USE

The Subleased Premises shall be used solely for General Office purposes and the Subtenant shall not use, or permit the use of the Subleased Premises for a purpose other than the uses permitted and described in the Lease.

5.

REPAIR, DAMAGE AND DESTRUCTION

The Subtenant covenants with the Sublandlord:

           (a)       that except for reasonable wear and tear, to keep in good and substantial state of repair and decoration, the Subleased Premises including all Leasehold Improvements;

           (b)       that the Sublandlord or the Landlord may from time to time enter and view the state of repair, and that the Subtenant will repair according to notice in writing;

            (c)      that if any part of the Building, including without limitation the structure or the structural elements of the Building, or the systems for interior climate control or for the provision of utilities or services get out of repair, or become damaged or destroyed through the negligence or misuse by the Subtenant or its employees, invitees or others over whom the Subtenant can reasonably be expected to exercise control, which shall specifically include any Sub-Subtenant, the expense of repairs or replacements thereto necessitated thereby shall be paid by the Subtenant.

           (d)

the Subtenant shall during the continuance of this Sublease and at its expense repair and replace with as good quality and size any glass broken on the Subleased Premises, and such obligation shall include outside windows and doors on the perimeter of the Subleased Premises whenever such glass shall be broken by the Subtenant, its Servants, employees, agents or invitees; and,

         (e)

That the Subtenant will notify the Sublandlord and the Landlord immediately upon the Subtenant becoming aware of any defect in the Subleased Premises or of any other condition which may cause damage to the Subleased Premises or the Building.

It is agreed between the Sublandlord and the Subtenant that if the Lease is terminated by virtue of damage or destruction to the building that this Sublease shall likewise be terminated. Rent shall abate in the event of such damage or destruction to the same extent that rent payable under the Lease is abated.

6.

SUBLANDLORD CONVENANTS

The Sub landlord does hereby covenant and agree with the Subtenant as follows:

(a)

To pay the rent pursuant to Lease;

(b)

To allow the Subtenant free access to the Subleased Premises in accordance with       the terms of the Lease;

(c)

To pay its proportionate share of taxes and operating costs as required by the Lease;

(d)

To perform and observe the covenants on its part contained in the Lease with respect to the Subleased Premises so far as such covenants are not required to be performed and observed by the Subtenant;

(e)

To grant to the Subtenant quiet enjoyment of the Subleased Premises during the term hereof; and,

(f)

To take such action as may be required and allowed for in the Lease to ensure that the Landlord acts reasonably in the exercise of any right it has with respect to the Subleased Premises.

7.

TAXES, OPERATING AND ADDITIONAL COSTS

These costs are included in the Gross Rent provided for in clause Three (3) herein.

The Subtenant shall pay all business taxes, telephone charges and other costs directly pertaining to the Subleased Premises or the use of the Subtenant thereof. In addition, the Sublandlord and the Subtenant may enter into a separate agreement for the costs associated with the sharing of certain equipment.

8.

SECURITY DEPOSIT

The subtenant shall pay a three month security deposit on December 1, 2004 based on the newly negotiated rental rate that the Sub landlord shall negotiate with the Landlord.

9.

ASSIGNMENT OR SUBLETTING

The Subtenant shall not have any right to assign, sublet, or transfer the Subleased Premises without prior consent of the Sublandlord, and the Landlord, such consent not to be unreasonable withheld by the Sublandlord but shall be subject to the rights of the Landlord as set forth in the Lease. It is acknowledged by Sublandlord that the subtenant will be subletting the reception area of the sublet space plus the first office of the sublet space.

10.

INSURANCE

All insurance required to be obtained by the Sublandlord pursuant to the Lease in respect of the Subleased Premises shall also be obtained by the Subtenant and shall name the Sublandlord as an additional named insured. The Subtenant shall provide the Sublandlord with copies of the said policy of insurance and written notification of any changes thereto.

11.

FIXTURES AND IMPROVEMENT

The subtenant will not make, erect, install or alter any Leasehold Improvements or trade fixtures in the Subleased Premises without having requested and obtained the prior written approval of the Sublandlord, which will not be unreasonably withheld, and any approvals required pursuant to the Lease. The Subtenant’s request for any approval hereunder shall be in writing and accompanied by an adequate description of the contemplated work and, where appropriate, working drawings and specifications therefore.

12.

FORMAL LEASE

The Subtenant acknowledges that all the terms and conditions contained in the Lease have been disclosed to it and that the Subtenant covenants to observe and perform all such terms and conditions and make all payments required in respect of the Subleased Premises on the part of the Sublandlord under the provisions of the Lease other than the covenant to pay Basic Rent and Additional Rent hereunder, which are consistent with its position as Subtenant and will keep the Sublandlord indemnified against all actions, expenses, claims and demands in respect of such covenants as they relate to the Subleased Premises except as aforesaid. The Subtenant further acknowledges that all rights and remedies available to the Landlord with respect to the Tenant under the terms of the Lease shall be available to the Sublandlord with respect to the Sublease. Further, should the Landlord wish to exercise its rights or remedies under the Lease  then the Sublandlord will have the same rights and remedies as the as the Landlord under the Lease and the Subtenant will be bound in the same manner as if it was the Tenant under the Lease. The Sublandlord will use its best efforts to affect the Subtenant’s benefit all rights and remedies granted to it as the Tenant under the terms of the Lease.

13.

REPRESENTATIONS

The Subtenant acknowledges that there are no representations, conditions, warranties, or collateral agreements made by or on behalf of the Sublandlord other than are expressed herein and in the Offer to Sublease.

14.

DEFAULT

Should the Subtenant fail to perform its obligations or undertaking set out in his sublease, the Sublandlord may, at its option and without prejudice to any other remedy available to the Sublandlord herein, terminate the obligations of the Subtenant herein, by giving written notice of termination to the Subtenant in which case the Security Deposit shall be absolutely forfeited to the Sublandlord as liquidated damages.

15.

APPROVAL

Upon execution by the Sublandlord, and the consent of the Landlord attached hereto, this Sublease shall be binding upon the parties hereto. If not consented to by the Landlord, this Sublease shall be null and void without the necessity of any further formality, notice, delay, or recourse by any party hereto. Neither the preparation of this or any other form of Sublease nor any negotiations entered into in connection with its submission constitutes or implies any commitment by the Sublandlord unless this Sublease has been consented to in writing by the Landlord.

16.

SPECIAL CLAUSES

(a)

The subtenant shall have unfettered access to the common areas of the building, including but not limited to: washrooms, all building entrances and hallways, boardroom and kitchen.

(c)

The Sub landlord agrees to provide the adjacent two (2) conferences room, plus the reception area.

-Within thirty (30) days of the subtenant’s request, the Sublandlord shall provide

                            vacant possession of the “expansion premises” to the subtenant, to hold for the balance of the term of the sub-lease contemplated herein.

-Expansion premises are to be in existing conditions.

-The Subtenant’s Option to Renew shall then extend to the entire premises occupied by the Subtenant at the time the Subtenant provides notice, as called for in Clause 1 of the Offer to Lease.

17.

NOTICES

Any notices herein provided or permitted to be given under this Sublease shall be addressed as follows:

              (i)        NOTICE BY THE SUBLANDLORD TO THE SUBTENANT

                         Enviro-Tech Inc.

                          1 Place Ville Marie Suite 2818

                          Montreal, Quebec H3B 4R4

Attention: Andrea Elgueta

(ii)       NOTICED BY THE SUBTENANT TO THE SUBLANDLORD

            9090-9417 Quebec Inc.
            1 Place Ville Marie Suite 2818
            Montreal, Quebec H3B 4R4

                          Attention: Daniel Julien

EXECUTED by the Subtenant in the City of Montréal, in the Province of Quebec, this 1 day of September, 2004.

Enviro-Tech Inc.

Per: /s/ Andrea Elgueta

EXECUTED by the Sublandlord in the city of Montréal, in the Province of Quebec, this 1 day of September, 2004.

9090-9417 Quebec Inc.

Per: /s/ Daniel Julien